EXHIBIT 3(b)

                                     BYLAWS
                                       OF

                          AMERICAN EXPLORATION COMPANY

                                    ARTICLE I

                                     OFFICES

                  SECTION 1. PRINCIPAL OFFICE. The principal office of American Exploration Company (hereinafter called the "Corporation") in the State of Delaware shall be in the city of Wilmington, County of New Castle, and the resident agent in charge thereof shall be The Corporation Trust Company.

                  SECTION 2. OTHER OFFICES. The Corporation may have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the "Board") may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

                  SECTION 1. PLACE OF MEETING. Meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

                  SECTION 2. ANNUAL MEETINGS. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held on such day each year, and at such time on that date, as shall be set by the Board at least four weeks prior to such date.

                  SECTION 3. SPECIAL MEETINGS. Subject to the rights of the holders of any series of preferred stock of the Corporation then outstanding, special meetings of the stockholders for any purpose or purposes may be called only by the Board pursuant to a resolution approved by a majority of the

                                       2

total number of directors or by any person or committee expressly so authorized by the Board pursuant to a resolution approved by a majority of the total number of directors.

                  SECTION 4. (a) NOTICE OF MEETINGS IN GENERAL. Written notice, stating the place, date and time of any annual or special meeting of the stockholders, and the nature of the business to be considered, shall be given by the Corporation at the direction of the Board to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting.

                  (b) BUSINESS AT ANNUAL MEETINGS; NOTICE. (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4(a) of this Article II, (B) by or at the direction of the Chairman or the Board or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clause (2) of this
Section 4(b) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 4(b)(1) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than sixty days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Each stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to

                                       3

being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducing such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (c) BUSINESS AT SPECIAL MEETINGS; NOTICE. (1) The proposal of business to be considered by the stockholders other than nominations of persons for election to the Board may be made at a special meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4(a) of this Article II and (B) by or at the direction of the Chairman or the Board.

                  (2) Nominations of persons for election to the Board may be made at a special meeting of stockholders (A) pursuant to the Corporation's notice of meeting delivered pursuant to Section 4(a) of this Article II, (B) by or at the direction of the Chairman or the Board or (C) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clause (3) of this Section 4(c) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                  (3) Nominations by stockholders of persons for election to the Board may be made at a special meeting of stockholders if the stockholder's notice as required by Section 4(b)(2) of this Article II shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board to be elected at such meeting.

                  (d) GENERAL. (1) Only persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have

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been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective nomination or proposed business shall be disregarded.

                  (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                  SECTION 5. FIXING RECORD DATE. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no such record date shall have been fixed, then the close of business on the day before the date of such meeting shall be the date for determining the stockholders entitled to notice of, and to vote at, such meeting.

                  SECTION 6. LIST OF STOCKHOLDERS. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger, either directly or through a transfer agent appointed by the Board, to prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order. Such list shall be open to the examination of any stockholder at the place where

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said meeting is to be held for said ten days, and shall be produced and kept at the time and place of the meeting during the whole time thereof, subject to the inspection of any stockholder who may be present. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

                  SECTION 7. QUORUM. The holders of record of a majority of the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

                  SECTION 8. VOTING AT MEETINGS. Any holder of shares of the Corporation entitled to vote shall be entitled to one, or such other number provided in the Corporation's Certificate of Incorporation or a designation filed thereunder, vote for each such share, either in person or by proxy executed in writing by him or by his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Shares of its own capital stock belonging to the Corporation shall not be voted upon directly and indirectly. At all meetings of the stockholders at which a quorum is present, all matters, except those for which the manner of deciding upon is otherwise provided by law, shall be decided by a majority of the votes cast by the holders of the stock present in person or by proxy and entitled to vote thereat. Unless demanded by a stockholder of the Corporation's present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or unless so directed by the Chairman of the meeting, the vote thereat on any question need not be by ballot.

                  SECTION 9. WRITTEN CONSENTS. Any action permitted or required by the General Corporation Law of the State of Delaware to be taken by the stockholders of the Corporation, including any action to be taken at an annual meeting of stockholders and the election of directors, may be taken without a meeting of stockholders, without prior notice

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and without a vote, by a unanimous written consent of stockholders of the
Corporation setting forth the action so taken, or by such a less than unanimous written consent of stockholders of the Corporation as is permitted by Delaware law.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  SECTION 1. GENERAL POWERS. The property, business, and affairs of the Corporation shall be managed by the Board.

                  SECTION 2. NUMBER AND TERM OF OFFICE. The number of directors that shall constitute the entire Board of Directors of the Company shall be fixed from time to time by resolution of the Board of Directors of the Company. Directors need not be stockholders. Each director shall hold office until the annual meeting of the stockholders next following his election and until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.

                  SECTION 3. QUORUM AND MANNER OF ACTING. A majority of the directors fixed by these Bylaws, as from time to time amended, shall constitute a quorum for the transaction of business. Except as otherwise required by statute, by the Certificate of Incorporation, or by these Bylaws, the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. A director may be present at and participate in any meeting of the Board in any manner permitted by the General Corporation Law of the State of Delaware.

                  SECTION 4. PLACE OF MEETINGS, ETC. The Board may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine.

                  SECTION 5. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place, whether within or without the State of Delaware, as shall from time to time be determined by the Board.

                  SECTION 6. SPECIAL MEETINGS; NOTICE. Special meetings of the Board shall be called by the Secretary at the

                                       7

request in writing of the Chairman of the Board, the President, or by any two of the directors. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio, or wireless, or be delivered personally or by telephone, not later than one day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting but need not state, except where otherwise specifically required by these Bylaws, the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if he executes a waiver in writing or by telegram, cable, radio, or wireless, whether before or after such meeting is held, or if he shall be present at such meeting.

                  SECTION 7. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the President, or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 8. REMOVAL. Any director may be removed at any time, either with or without cause, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation, entitled to vote thereon, given at a special meeting of the stockholders called for that purpose; and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, by the Board.

                  SECTION 9. VACANCIES. Any vacancy in the Board caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by a majority of the remaining directors (though less than a quorum) or by the stockholders of the Corporation at the next annual meeting or any special meeting called for such purpose, and each director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, or until his death, resignation, or removal.

                  SECTION 10. COMPENSATION OF DIRECTORS. The directors shall be entitled to be reimbursed for any reasonable expenses paid by them on account of attendance at any regular or special meeting of the Board, and the Board may provide

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that the Corporation may pay each director such compensation for his services as is fixed by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any subsidiary thereof in any other capacity and receiving compensation therefor.

                  SECTION 11. EXECUTIVE COMMITTEE AND OTHER COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee to consist of not less than three members of the Board, including the Chairman of the Board and the President. One half of the directors serving as members of the Executive Committee shall constitute a quorum of the Executive Committee; provided, however, that if the number of members of the Executive Committee shall be three, any two of the directors serving as members of the Executive Committee shall constitute a quorum of the Executive Committee. A majority of the whole Board or, if the Board shall fail to act, a majority of the members of the Executive Committee, shall elect a Chairman of the Executive Committee from among the members of the Executive Committee. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee and the Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as Secretary of the Executive Committee. Vacancies in the Executive Committee shall be filled by action of a majority of the whole Board. During the intervals between the meetings of the Board, the Executive Committee shall have, and may exercise, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to revision or alteration by the Board; provided, however, that no rights of third parties shall be affected by any such revision or alteration. The Executive Committee shall fix its own rules of procedure, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of the Executive Committee or of the Board. At every meeting of the Executive Committee the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. Each member of the Executive Committee shall be paid such a fee, if any, as shall be fixed by the Board for each meeting of the Executive Committee that he shall attend, and in addition such transportation and other expenses actually incurred by him going to the meeting and returning therefrom as the Board or Executive Committee shall approve. The Board may from time to time, by resolution passed by a majority of the whole Board,

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create such other committee or committees of directors, officers, employees, or other persons designated by it for the purpose of advising the Board, the Executive Committee, and the officers and employees of the Corporation in all such matters as the Board shall deem advisable, and with such functions and duties as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

                  SECTION 12. WRITTEN CONSENT. Any action permitted or required by the General Corporation Law of the State of Delaware to be taken by any meeting of the Board, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

                                   ARTICLE IV

                                 INDEMNIFICATION

                  SECTION 1. INDEMNIFICATION GENERALLY. Subject to the provisions of SECTION 3 of this Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal

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action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  SECTION 2. INDEMNIFICATION FOR EXPENSES ONLY. Subject to the provisions of SECTION 3 of this Article IV, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  SECTION 3. DETERMINATION. Any indemnification under SECTIONS 1 and 2 of this Article IV (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he had met the applicable standard of conduct set forth in said SECTIONS 1 and 2. Such determination shall be made (a) by the Board, by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Corporation) in a written opinion, or
(c) by the stockholders.

                  SECTION 4. SUCCESSFUL SUIT. If a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise as a party to any action, suit, or proceeding, referred to in SECTIONS 1 and 2 of this Article IV, or with respect to any claim, issue or matter therein (to the extent that a portion of his expenses can be reasonably allocated thereto), he shall be indemnified

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against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

      SECTION 5. ADVANCE PAYMENT. Expenses incurred in connection with a civil, criminal, administrative, or investigative action, suit, or proceeding, or threat thereof, shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IV.

                  SECTION 6. INSURANCE. By action of the Board, notwithstanding any interest of the directors in the action, to the full extent permitted by applicable law, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IV or of Section 145 of the General Corporation Law of the State of Delaware.

                  SECTION 7. DEFINITIONS. For purposes of this Article IV, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent or another corporation, partnership, joint venture, or other enterprise, shall stand in the same position under the provisions of this
Article IV with respect to the resulting or surviving corporation if its separate existence had continued. For purposes of this Article IV, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the requests of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director,

                                       12

officers, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article IV.

                  SECTION 8. OTHER RIGHTS. The indemnification provided pursuant to the provisions of this Article IV shall not be deemed exclusive of any other rights that those seeking indemnification may be entitled to under any other Bylaw, agreement, contract of insurance, statute, vote of stockholders, or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, or has ceased to be a director, officer, employee, or agent of another corporation, partnership, joint venture, or other enterprise wherein such person was serving at the request of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  SECTION 9. AMENDMENT OF REPEAL. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE V

                                    OFFICERS

                  SECTION 1. NUMBER. The principal officers of the Corporation shall be a Chairman of the Board, a President, an Executive Vice President, one or more Senior Vice Presidents and one or more Vice Presidents (the number thereof to be determined by the Board), a Treasurer, a Secretary, and such other officers as may be appointed in accordance with the provisions of SECTION 3 of this Article V. Any two or more offices, except those of President and Secretary, may be held by the same person.

                  SECTION 2. ELECTION AND TERM OF OFFICE. The principal officers of the Corporation shall be chosen annually by the Board at the first meeting thereof held after each annual meeting of stockholders for the election of directors. Each such officer shall hold office until his successor shall have been duly chosen and shall qualify, until

                                       13

his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

                  SECTION 3. SUBORDINATE OFFICERS, ETC. In addition to the principal officers enumerated in SECTION 1 of this Article V, the Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Bylaws, the Board or the President may from time to time provide. The Board may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

                  SECTION 4. REMOVAL. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board at any regular meeting of the Board or at any special meeting of the Board called for such purpose at which a quorum is present.

                  SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board or to the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, or any other cause whatever, shall be filled for the unexpired portion of the term in the manner prescribed in SECTIONS 2 and 3 of this Article V for election or appointment to such office for such term.

                  SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen from the current members of the Board, and shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board. He shall, if present, preside at meetings of the Board and, if present, and in the absence of the Chairman of the Executive Committee, preside at meetings of the Executive Committee. He shall be the Chief Executive Officer of the Corporation and shall perform such other duties as the Board may from time to time determine. Except as otherwise provided by resolution of the Board, he shall be ex-officio a member of all committees of the Board.

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                SECTION 8. PRESIDENT. The President shall have general
supervision of the affairs of the Corporation, subject to the direction of the Chairman of the Board or the Board. He shall be chosen from the current members of the Board and shall, if present and in the absence of the Chairman of the Board, preside at meetings of the Board, and, if present, and in the absence of the Chairman of the Executive Committee and the Chairman of the Board, preside at meetings of the Executive Committee. He shall perform such other duties as shall be determined by the Chairman of the Board or as the Board may from time to time determine. Except as otherwise provided by resolution of the Board, he shall be ex-officio a member of all committees of the Board.

                  SECTION 9. EXECUTIVE VICE PRESIDENT. The Executive Vice President shall perform all such duties and services as shall be assigned to, or required of, him, from time to time, by the Board or the President, respectively, and unless his authority be expressly limited by the Board or the President, shall during the absence of the President, act in the place of the President and perform his duties and, when so acting, shall have all the powers of, and be subject to all the restrictions placed upon, the President. The performance of any act or the execution of any instrument by the Executive Vice President in any instance in which such performance or execution would customarily have been accomplished by the President shall constitute conclusive evidence of the absence of the President. The Executive Vice President, when authorized by the Board, may enter into a contract or execute or deliver any instrument, in the name, and on behalf, of the Corporation, except in cases where the authority to enter into such contract or execute such instrument, as the case may be, shall otherwise be expressly delegated or otherwise limited.

                  SECTION 10. SENIOR VICE PRESIDENT. Each Senior Vice President shall perform such duties and services as shall be assigned to, or required of, him, from time to time, by the Board, the President or if the authority to so assign is delegated to the Executive Vice President by the President, the Executive Vice President, and unless his authority be expressly limited by the Board, the President or the Executive Vice President, shall act, in order of their appointment or election, during the absence of the President or the Executive Vice President, in the place of the President or the Executive Vice President and perform their respective duties and when so acting, shall have all of the powers of, and be subject to all of the restrictions placed upon, the President or the Executive Vice President. The performance of any act or the execution of any instrument by a Senior Vice President in any instance in which such performance or execution would customarily have been accomplished by the President or the Executive Vice President shall constitute conclusive evidence of the absence of the President and the Executive Vice President. Each Senior Vice President, when authorized by the Board, may enter into a contract or execute or deliver any instrument, in the name and one behalf of the Corporation, except in cases where the authority to enter into such contract or execute such instrument, as the case may be, shall otherwise be expressly delegated or otherwise limited.

                  SECTION 11. VICE PRESIDENTS. Each Vice President shall perform such duties as may be assigned to him by the President or the Board. Any Vice President may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation, and when authorized, certificates for stock of the Corporation, and when authorized by the Board may enter into any contract or execute and deliver any instrument, in the name and on behalf of the Corporation, except in cases in which the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise expressly delegated or otherwise limited.

                  SECTION 12. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositaries as shall be authorized by the Board. He shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; may sign, with any other proper officer of the Corporation; and in general, shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Chairman of the Board or the Board. The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board may require.

                  SECTION 13. ASSISTANT TREASURER. Each Assistant Treasurer, if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Treasurer in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Treasurer in any instance in which such performance or execution would customarily have been accomplished by the Treasurer shall constitute conclusive evidence of the absence or disability of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board, the President or the Treasurer.

                  SECTION 14. SECRETARY. The Secretary, if present, shall act as secretary at all meetings of the Board and of the stockholders and shall keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these Bylaws; shall have charge of the stock records of the Corporation; shall see that all reports, statements, and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; and, in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board.

                  SECTION 15. ASSISTANT SECRETARY. Each Assistant Secretary if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Secretary in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the absence or disability of the Secretary. Each Assistant Secretary shall perform such other duties as may be prescribed from time to time by the Board, the President or the Secretary.

                  SECTION 16. COMPENSATION. The officers of the Corporation, including officers who are directors, shall receive compensation determined from time to time by the Board or in such manner as the Board shall direct.

                  SECTION 17. DUTIES OF OFFICERS MAY BE DELEGATED. In addition to the delegations provided above, in case of the absence of any officer of the Corporation, or for any other reason that the Board or the President may deem sufficient, the Board or the President may delegate, for the time being, the powers or duties, or any of them, of an officer to any other officer.

                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

      SECTION 1. CERTIFICATE FOR STOCK. Every owner of stock of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by him. The certificates for the respective classes of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by (i) the Chairman of the Board, the President or any Vice President and (ii) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation and its seal shall be affixed thereto; provided, however, that, where such certificate assigned by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice President, Treasurer, Secretary, Assistant Treasurer, or Assistant Secretary and the seal of the Corporation may be facsimile. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers. A record shall be kept by the Secretary, transfer agent, or by any other officer, employee or agent designated by the Board of the name of the person, firm, or corporation owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in SECTION 4 of this Article VI.

                  SECTION 2. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer clerk or a transfer agent appointed as in SECTION 3 of this Article VI provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

                  SECTION 3. REGULATIONS. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer, and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                  SECTION 4. LOST, DESTROYED, OR MUTILATED CERTIFICATES. In case of loss, destruction, or mutilation of any certificates of stock, another certificate or certificates may be issued in place thereof upon proof of such loss, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                  SECTION 5. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to treat the holder of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

                  SECTION 1. CORPORATE SEAL. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1980.

                  SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall end at the close of business on the 31st day of December in each year.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Subject to the provisions of Article IV, SECTION 9, all Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, either by the affirmative votes of the holders of record of a majority of the issued and outstanding stock of the Corporation, entitled to vote in respect thereof, given at any annual or special meeting, or by the affirmative votes of a majority of the whole Board given at any regular or special meeting of the Board, provided that notice of the proposal so to alter or repeal or to make such Bylaws be including the notice of such meeting of the stockholders or the Board, as the case may be. Bylaws, whether made or altered by the stockholders or by the Board, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.